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                                                                   Exhibit 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 10, 2002


Dear Sir/Madam:

We have read the third through fifth paragraphs of Item 4 included in the Form 8-K dated April 5, 2002, of Genesee & Wyoming Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP